                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                 ____________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                 ____________

                               BriteSmile, Inc.
            (Exact name of registrant as specified in its charter)
                                 ____________

           Utah                                              87-0410364
(State or other jurisdiction                               I.R.S. Employer
of incorporation or organization)                         Identification No.


                            Airport Business Center
                         200 Diplomat Drive, Suite 204
                               Lester, PA 19113
                                (610) 362-1111

             (Address of principal executive offices and Zip Code
                        and Telephone Number of Issuer)

                              Consultant Warrants
                                      and
                 Revised 1997 Stock Option and Incentive Plan
                           (Full Title of the Plan)

                       ________________________________

                               Michael F. Bonner
                            Chief Financial Officer
                               BriteSmile, Inc.
                            Airport Business Center
                         200 Diplomat Drive, Suite 204
                               Lester, PA 19113
                                (610) 362-1111
           (Name, address and telephone number, including area code,
                             of agent for service)

                                  Copies to:
                            Jeffrey M. Jones, Esq.
                         Durham, Jones & Pinegar, P.C.
                        50 South Main Street, Suite 850
                          Salt Lake City, Utah  84144
                                (801) 538-2424

                        CALCULATION OF REGISTRATION FEE


Title of                                 Proposed       Proposed
each class                               maximum        maximum
of securities                            offering       aggregate       Amount of
to be                  Amount to be      price per      offering        registration
registered             registered(1)     unit           price(3)        fee(4)
-------------          --------------    -----------    -----------     -----------
Common Shares,           5,000 shares    $      9.00     $    45,000
par value $.0001 per     5,000 shares    $      6.81     $    34,050
share, subject          50,000 shares    $     6.625     $   331,250
to stock options        26,500 shares    $     6.375     $   168,937
granted to             300,000 shares    $      6.00     $ 1,800,000
employees and            2,000 shares    $      4.25     $     8,500
directors                2,000 shares    $      3.00     $     6,000
                         4,000 shares    $    2.9375     $    11,750
                        22,000 shares    $     2.875     $    63,250
                       400,000 shares    $      2.75     $ 1,100,000
                       892,000 shares    $      2.50     $ 2,230,000
                       106,600 shares    $      2.31     $   246,246
                       715,000 shares    $      1.75     $ 1,251,250
                         2,000 shares    $    1.6875     $     3,375
                        75,000 shares    $      1.50     $   112,500
                        88,000 shares    $      1.25     $   110,000
                        20,000 shares    $    1.0625     $    21,250
                       312,000 shares    $      1.00     $   312,000

Common Shares,         625,000 shares    $      1.75     $ 1,093,750
par value                5,000 shares    $      3.94     $    19,700
$.0001 per             300,000 shares    $    1.1875     $   356,250
share, subject
to stock options or
warrants granted to
consultants

Common Shares,         717,900 shares    $      8.50(2)  $ 6,102,150
par value
$.0001 per
share, subject
to stock awards,
stock options, or
stock warrants
to be granted to
officers, directors,
or consultants
pursuant to the
Company's Revised
1997 Stock Option
Plan
--------------------------------------------------------------------------------
                                                         $15,427,208    $  4,288.76

--------------------------------------------------------------------------------
(1) This Registration Statement also covers an indeterminate number of Common Shares that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Shares as reported on AMEX on June 29, 1999(within 5 business days prior to the date of filing the registration statement).

(3) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based upon the price at which the options may be exercised.

(4) $278 per $1,000,000 of aggregate offering price, pursuant to Section 6(b) of the Securities Act of 1933.


                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


             The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees and consultants as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
------    ---------------------------------------

          The following documents filed with the Commission by BriteSmile, Inc. (the "Company") are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1999; and

          (b) Description of the class of securities of the Company to be offered, (incorporated by reference to the Registration Statement of the Company previously filed, pursuant to which the class of Common Stock of the Company was registered under the Securities Exchange Act of 1934, as amended).

          All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
------    -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
------    --------------------------------------

          None.

Item 6.   Indemnification of Directors and Officers.
------    -----------------------------------------

          Sections 16-10a-901 et. seq. of the Utah Business Corporation Act (the "Utah Act"), together with Article 5 of the Bylaws of the Company, provide for indemnification of the Company's directors, officers, employees, fiduciaries or agents, subject to the Company's determination in each instance that indemnification is in accordance with the standards set forth in the Utah Act and in the Bylaws. The Company may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Company against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Company would have power to indemnify him or her against the same liability under the provisions of the Bylaws. See Article 5 of the Company's Bylaws, which is incorporated herein by reference and which qualifies the foregoing summary statement.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.   Exemption from Registration Claimed.
------    -----------------------------------

               Not applicable.

Item 8.   Exhibits.
------    --------

4(a)   -- Revised 1997 Stock Option and Incentive Plan of BriteSmile, Inc.(the
          "1997 Plan"), as amended as of January 22, 1999 (incorporated by reference to exhibit 10.19 of the Annual Report on Form 10-KSB of the Company for the fiscal year ended March 31, 1999).

4(b)   -- Form of Option Agreement ("Director Option Agreement") between the
          Company and certain directors of the Company, pursuant to which directors receive options to purchase Common Stock of the Company (filed herewith).

4(c)   -- Form of Option Agreement ("Employee Option Agreement") between the
          Company and certain employees of the Company, pursuant to which employees receive options to purchase Common Stock of the Company (filed herewith).

5      -- Opinion of Durham, Jones & Pinegar, P.C. regarding validity of Common
          Stock issuable pursuant to the Revised 1997 Stock Option and Incentive Plan.

23(a)  -- Consent of Ernst & Young LLP.

23(b) -- Consent of Durham, Jones & Pinegar, P.C. (included in the opinion filed as Exhibit 5 to this Registration Statement).

Item 9.   Undertakings.
------    ------------

(a)       The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lester, Pennsylvania on July 2, 1999.

                              BRITESMILE, INC.

                              By /s/ Michael F. Bonner
                                ----------------------------
                                  Michael F. Bonner
                                  Chief Financial Officer



                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael F. Bonner his attorney-in-fact, with the power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.



          Signature                Title                    Date
          ---------                -----                    ----


/s/ Anthony M. Pilaro              Director; Chairman       May 26, 1999
------------------------------     of the Board
    Anthony M. Pilaro

/s/ John L. Reed                   President, CEO, and      July 2, 1999
------------------------------     Director
    John L. Reed

/s/ Richard V. Trefz               Director; President/     May 26, 1999
------------------------------     Manufacturing Division
    Richard V. Trefz


/s/ R. Eric Montgomery             Director                 July 2, 1999
------------------------------
    R. Eric Montgomery


/s/ Linda S. Oubre                 Director; President/     May 24, 1999
------------------------------     Center Division
    Linda S. Oubre


/s/ Bruce V. Wainright, D.D.S.     Director                 May 25, 1999
------------------------------
    Bruce V. Wainright

/s/Jennifer Scott          Director                    May 26, 1999
------------------------
   Jennifer Scott


/s/Michael F. Bonner       Chief Financial Officer     July 2, 1999
------------------------
   Michael F. Bonner

                                 EXHIBIT INDEX
                                 -------------


Exhibits
--------

4(a)   -- Revised 1997 Stock Option and Incentive Plan of BriteSmile, Inc., as
          amended as of January 22, 1999.


4(b)   -- Form of Option Agreement ("Director Option Agreement") between the
          Company and certain directors of the Company, pursuant to which directors receive options to purchase Common Stock of the Company.

4(c)   -- Form of Option Agreement ("Employee Option Agreement") between the
          Company and certain employees of the Company, pursuant to which employees receive options to purchase Common Stock of the Company.

5      -- Opinion of Durham, Jones & Pinegar, P.C. regarding validity of Common
          Stock issuable pursuant to the Revised 1997 Stock Option and Incentive Plan.

23(a)  -- Consent of Ernst & Young LLP.

23(b) -- Consent of Durham, Jones & Pinegar, P.C. (included in the opinion filed as Exhibit 5 to this Registration Statement).